Exhibit 10.2


                               THIRD AMENDMENT TO
          SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                      LEPERCQ CORPORATE INCOME FUND II L.P.


               This THIRD AMENDMENT TO SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF LEPERCQ CORPORATE INCOME FUND II L.P. (this "Amendment") is made and effective as of December 8, 2004 by and among the entities and individuals signatory hereto.

               A. Lepercq Corporate Income Fund II L.P., a Delaware limited partnership (the "Partnership") is governed by that certain Second Amended and Restated Agreement of Limited Partnership, dated effective as of August 27, 1998, as amended by that certain First Amendment thereto effective as of June 19, 2003, and by Second Amendment thereto effective as of June 30, 2003, (the "Agreement"). Unless otherwise defined, all capitalized terms used herein shall have such meaning ascribed such terms in the Agreement.

               B. Lexington Corporate Properties Trust, a Maryland real estate investment trust ("LXP") is the sole unitholder of each of (i) Lex GP-1 Trust, a Delaware statutory trust ("Lex GP") and (ii) Lex LP-1 Trust, a Delaware statutory trust ("Lex LP"). Lex GP is the general partner of the Partnership, Lepercq Corporate Income Fund L.P., a Delaware limited partnership, and Net 3 Acquisition L.P., a Delaware limited partnership (collectively, the "Operating Partnerships"). Lex LP is the Initial Limited Partner of each of the Operating Partnerships.

               C. Pursuant to that certain Underwriting Agreement, dated as of December 2, 2004, by and among Bear, Stearns & Co. Inc. (the "Underwriter "), on the one hand, and LXP and the Operating Partnerships, on the other, and as of the date hereof, LXP has completed the offer and sale (the "Offering") to the Underwriter of 2,700,000 preferred shares of beneficial interest, classified as 6.50% Series C Cumulative Convertible Preferred Stock, par value $0.0001 per share, of LXP ("Preferred Shares"), pursuant to a prospectus supplement dated December 3, 2004 and the accompanying base prospectus dated October 22, 2003.

               D. The Preferred Shares carry a (i) cumulative preferred dividend, (ii) liquidation preference and (iii) conversion right.

               E. Pursuant to Section 4.2 of the Agreement, the Partnership may issue additional partnership interests to LXP and its affiliates in connection with the issuance of shares by LXP provided LXP makes a capital contribution to the Partnership of the proceeds raised in connection with such issuance.

               F. LXP has agreed to contribute a portion of the proceeds of the Offering to the Partnership in exchange for Series C Preferred Operating Partnership Units ("Preferred OP Units") in the Partnership to be issued to an affiliate of LXP, Lex LP.

               G. As required by Section 4.2 of the Agreement, the Preferred OP Units have designations, preferences and other rights such that the economic interests are substantially similar to the designations, preferences and other rights of the Preferred Shares, as further described and set forth in the Certificate of Designation for the Preferred OP Units attached hereto as Annex I (the "Certificate of Designation").

               H. As of the date hereof, and pursuant to the terms of the Agreement, the parties hereto desire to amend the Agreement to reflect the issuance of 439,507 Preferred OP Units to Lex LP as well as all other changes in the ownership of Partnership Units since the date of the Agreement by amending and restating Exhibit A to the Agreement and (ii) the admission of Lex LP as a Limited Partner holding Preferred OP Units (a "Preferred Limited Partner").

               NOW, THEREFORE, the undersigned, being desirous of effectuating the foregoing and amending the Agreement accordingly, hereby enter into this Amendment and amend the Agreement as follows:

               1. Certificate of Designation; Preferred Limited Partner. The Agreement is hereby amended to the extent necessary to reflect that the rights, preferences and privileges of the Preferred OP Units and the Preferred Limited Partner, shall be as set forth in the Certificate of Designation which is hereby attached as Annex I to the Agreement and made a part hereof. To the extent there is a conflict between the terms of the Certificate of Designation and the terms of the Agreement, the terms of the Certificate of Designation shall control.

               2. Exhibit A. Exhibit A to the Agreement is deleted in its entirety and replaced with Exhibit A hereto.

               3. Miscellaneous. Except as amended hereby, the Agreement shall remain unchanged and in full force and effect.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

               IN WITNESS WHEREOF, the parties hereto have executed this Amendment on behalf of the Partnership in accordance with the provisions of
Section 14.1 of the Agreement as of the date first written above.


                                    GENERAL PARTNER:

                                    LEX GP-1 TRUST


                                    By:     /s/ T. Wilson Eglin
                                            ----------------------------
                                            T. Wilson Eglin
                                            President


                                                 EXHIBIT A
                              PARTNERS' CONTRIBUTIONS AND PARTNERSHIP INTERESTS

                                                                           Percentage
                                           Capital        Partnership     Interest of         Redemption
           Name of Partner               Contribution        Units           Class          Exemption Date
---------------------------------------------------------------------------------------------------------------

General Partner
---------------

Lex GP-1 Trust                               $100            35,411         0.72018%             N/A

Limited Partner
---------------

Lex LP-1 Trust                               $100         3,462,082.5      70.41091%             N/A

Series B Preferred Limited Partner
----------------------------------

Lex LP-1 Trust                           $14,199,025        567,961         100% (of             N/A
                                                                           Series B)

Series C Preferred Limited Partner
----------------------------------


Lex LP-1 Trust                          $21,398,497.06      439,507         100% (of             N/A
                                                                           Series C)

Special Limited Partners                                                    1.11285%             N/A
------------------------

Douglas S. Altabef                          _____            3,354

The LCP Group, L.P.                         _____            14,914

Ellen C. Monk                               _____           2,161.5

E. Robert Roskind                           _____            21,443

Richard J. Rouse                            _____            8,241

Edward C. Whiting                           _____            4,605

Phoenix Limited Partner                                                     4.37884%          15-Jan-99
-----------------------

E. Robert Roskind                       G.P. interest       175,306

The E. Robert Roskind Family, L.P.                           40,000

Warren Limited Partners                     (Units                         23.34995%           1-Sep-99
-----------------------                  Contributed)

AGR Trust                                     2              6,672

Ambrose, Joseph D.                            1              3,336

Ambrose, Joseph D. III                        1              3,336

Angell, E. Joe                                1              3,336

Baghramian, Michael M. & Carol                1              3,336

Bain, Frank L.(Jr.) & Linda C.                1              3,336

Bancroft, Toby O. Jr.                         1              3,336


                              PARTNERS' CONTRIBUTIONS AND PARTNERSHIP INTERESTS

                                                                           Percentage
                                           Capital        Partnership     Interest of         Redemption
           Name of Partner               Contribution        Units           Class          Exemption Date
---------------------------------------------------------------------------------------------------------------

Barnett, Paul                                0.5             1,668

Bartlett, June F.                             1              3,336

Becker, Karl E.                              0.5             1,668

Berg, Michael P. & Virginia I.                1              3,336

Berger, Milton                                1              3,336

Berman, Michael L.                            1              3,336

W.C. & P.G. Bickett Family Trust              1              3,336

Birdsall, John H. Revocable                   1              3,336

Intervivos Trust

Bolliger, Theodore T.                        0.5             1,668

Bond, John L.                                 1              3,336

Botsai, Elmer E.                             0.5             1,668

Boyd, John & Sylvia                           1              3,336

Breen, James J.                               1              3,336

Brenner, William I.                           1              3,336

Broback Family Trust                          1              3,336

Burnett Living Trust                          1              3,336

Carpenter, David R.                          0.5             1,668

Chambers, Richard O.                          1              3,336

Chen, Howard H.                               1              3,336

Chen, Wen Long & Chun Hwa                    0.5             1,668

Cherin, Harris A.                            0.5             1,668

Chinn, Aaron                                  1              3,336

Clark, William R. & Janice R.                 1              3,336

Coberly (Joseph E. Jr.)Revocable Trust        1              3,336

Cooper, George M.                            0.5             1,668

Croft (Nelda J.) Trust dtd 6/2/89             1              3,336

Crow, Frank (Jr.) & Gertrude                 0.5             1,668


                              PARTNERS' CONTRIBUTIONS AND PARTNERSHIP INTERESTS

                                                                           Percentage
                                           Capital        Partnership     Interest of         Redemption
           Name of Partner               Contribution        Units           Class          Exemption Date
---------------------------------------------------------------------------------------------------------------

Cuneo, Joseph J.                              1              3,336

Dafcik, William V. (Jr.)                     0.25             834

Dash, Jay                                     1              3,336

Davis, Phyllis B.                             1              3,336

DeLapp, Phyllis B.                            1              3,336

DMK Trust                                     1              3,336

Dorman, Malcolm J.                           0.5             1,668

Dunn, Jerry.                                  1              3,336

Eagleson, James S. & Elree F.                 1              3,336

Edelman (Alan) Trust                          1              3,336

Ehland, Elizabeth                           0.333            1,111

Eleuterio, Herbert                            1              3,336

Endsley, (Fred S. Jr.) Ins. Trust             1              3,336

Evans, Robert L. & Jewell V.                  1              3,336

Everett, Billy T. & Betty J.                  1              3,336

Fogarty, Patrick J.                           1              3,336

Fogelson, Jeffery P. & Janet                  1              3,336

Fout, James E.                               0.5             1,668

Fouts, John B. & Susan                        1              3,336

Fox, Jerrold & Miriam                         1              3,336

Frandsen (James S.) Trust u/a/d 5/7/90        1              3,336

Gibbins, Peggie                               1              3,336

Girod, Rene M.                                1              3,336

Gold, Ronald A.                               1              3,336

Goldfinger, David A. Trust                    1              3,336

Gosseen, Robert I. & Francine A.              1              3,336

The LCP Group                                 1              3,336


                              PARTNERS' CONTRIBUTIONS AND PARTNERSHIP INTERESTS

                                                                           Percentage
                                           Capital        Partnership     Interest of         Redemption
           Name of Partner               Contribution        Units           Class          Exemption Date
---------------------------------------------------------------------------------------------------------------

Grimes, Daphne B.                             1              3,336

Grossman, Kenneth S.                          1              3,336

Habermann, James H. & Helen A.                1              3,336

Hallisey, Michael J. & Elizabeth              1              3,336

Hamada, Frank K.                             0.5             1,668

Hanger, Robert T.                             1              3,336

Hendler, Albert I.                            1              3,336

Henry, Drexwell                               4              13,343

Hilb, Justin M.                               1              3,336

HMSP Realty Co.                               1              3,336

Houston, Robert A.                            1              3,336

Hundahl (John C.) Trust                       1              3,336

Hyde, Dolores                                0.5             1,668

Ingram, Charles B.                            1              3,336

Irmscher, Carol M.                            1              3,336

Ito, Thomas Yakata                           0.5             1,668

Jameson, Jacqueline                         0.333            1,111

Jenkins, Stephen L                            1              3,336

Johnson, Russell L. & Mary C.                 1              3,336

Jones (Edna M.) Rev. Trust uad 9/24/91        1              3,336

Joseph, Allen S.                              1              3,336

Joseph, Gerald                                1              3,336

Kaplansky, Arthur                             1              3,336

Kaufman (Irving & Beatrice) Rev Trust         1              3,336

Keto, Robert E.                               1              3,336

Korshun, Sanford L.                           1              3,336

Kraines, Lawrence M.                          3              10,007


                              PARTNERS' CONTRIBUTIONS AND PARTNERSHIP INTERESTS

                                                                           Percentage
                                           Capital        Partnership     Interest of         Redemption
           Name of Partner               Contribution        Units           Class          Exemption Date
---------------------------------------------------------------------------------------------------------------

Kraines, Maurice H.                           8              26,686

Kraines, Steven                               3              10,007

Kuhlmann, Bruce W.                            1              3,336

Larson, Carol                                 1              3,336

Lee, Robert T.                               0.5             1,668

Lee, Winfred Y.                               1              3,336

Lesser, Melvin M.                            1.5             5,004

Lesser, Norman B.                            0.5             1,668

Levine (Howard & Irene) Trust                 1              3,336

Levy, James A. & Paul G.                      1              3,336

Levy, Marie                                  0.5             1,668

Lockton, John D. Jr.                          1              3,336

Love, Elizabeth                               1              3,336

Lynch, F.F. Revocable Trust                   1              3,336

Mankodi, Rashmikant P.                        1              3,336

Markstein Trust                               1              3,336

Maruyama, Donald                             0.5             1,668

Maruyama, Harriet H.                         0.5             1,668

McCanna, Living Trust                        0.5             1,668

McCowan, Robert T.                            1              3,336

McDonald, Allen R.                           0.5             1,668

McGarry, Frank P.                            0.5             1,668

McKee, Susan D.                              0.5             1,668

Monk, Edward H.                              0.5             1,668

Moss, Joel                                   0.5             1,668

Naparst, Eugene A.                           0.5             1,668

Oceans Unlimited Partnership                  1              3,336


                              PARTNERS' CONTRIBUTIONS AND PARTNERSHIP INTERESTS

                                                                           Percentage
                                           Capital        Partnership     Interest of         Redemption
           Name of Partner               Contribution        Units           Class          Exemption Date
---------------------------------------------------------------------------------------------------------------

Oliver, Fred L.                               1              3,336

O'Meallie, Lawrence P.                        1              3,336

Osborn, Robert P.                            0.5             1,668

Otsuka, Charles I.                            1              3,336

Padfield, Denise                             0.25             834

Patel, Chupendra & Indira                     1              3,336

Penn, Sanford R. Jr.                          1              3,336

Phillips, Merlin                             0.5             1,668

Philpot, Donald                               1              3,336

Pine Forrest Irrevocable Trust                1              3,336

Potthoff, Anne                               0.25             834

Quigg, John D. & Tim D.                       1              3,336

Quinn, David C.                              0.5             1,668

Rockstrom, Donald W.                         0.5             1,668

Rosenberg, Seligman                           1              3,336

Roth, Paul W. Sr.                             2              6,672

Russell, Charles M. Jr.                      0.5             1,668

Sanders Family Trust                          1              3,336

Sandin (Richard L.) Trust                     1              3,336

Sandin, R. Keith                              1              3,336

Silberer, Eunice D.                           3              10,007

Simmons, William M.                           1              3,336

Sindler, Richard A.& Victoria M.              1              3,336

Smith, Edwin E.                               1              3,336

Smith, Sandra                                 5              16,679

Specht, Alan                                  1              3,336

Spira, Melvin                                 1              3,336


                              PARTNERS' CONTRIBUTIONS AND PARTNERSHIP INTERESTS

                                                                           Percentage
                                           Capital        Partnership     Interest of         Redemption
           Name of Partner               Contribution        Units           Class          Exemption Date
---------------------------------------------------------------------------------------------------------------

St. Martin, M. Edward Jr.                     1              3,336

Stein, Gail Revocable Trust                  0.5             1,668

Stone, Bohdan W.                             0.5             1,668

Storaasli (Iris) Marital Trust                1              3,336

Stritmatter, Paul L.                          1              3,336

Sullivan, Pamalee Jean                      0.333            1,111

Sonia G. Travis Trust                         1              3,336

UBATCO & CO.                                 0.5             1,668

Verlin, Murray                                1              3,336

Voute, P. Michael                             1              3,336

Watt, Emily                                  0.25             834

Weckerle, Joseph F.                           1              3,336

Weinstock, Michael                            1              3,336

Weinstock, George A.                          1              3,336

Weyand, Fred C.                               1              3,336

Wilcox, Allen                                 1              3,336

Williamson, Ronald K.                         1              3,336

Worthington (Frances Fant) Special            1              3,336

Trust

Wright, Robert R.                             1              3,336

Wu, Yen Bin & Jean Eng                       0.5             1,668

Yusim, Milton & Jo Anne                       1              3,336

Zahr, Sameer & Muna                           1              3,336

Zaslow, Stanley & Thelma                      1              3,336

Roskind, E. Robert                          0.302            22,300

Monk, Ellen C.                              0.1125           1,575

Rouse, Richard J.                           0.121            40,296

Whiting, Edward C.                          0.095            53,015


                              PARTNERS' CONTRIBUTIONS AND PARTNERSHIP INTERESTS

                                                                           Percentage
                                           Capital        Partnership     Interest of         Redemption
           Name of Partner               Contribution        Units           Class          Exemption Date
---------------------------------------------------------------------------------------------------------------

Kinnunen, Peter J.                          0.078            35,394

Dannhauser, James F.                         0.01              33

The LCP Group, L.P.                                         373,116

Peterson (Terrell) Trust dtd. 4/5/90                         35,214

Roskind, E. Robert 2001 Trust                                33,333

Third Lero Corp.                                             3,404

                      Scannell Limited Partners Supplement
                      ------------------------------------

               As a result of Lepercq Corporate Income Fund II L.P. (the "Partnership") and Lexington OC LLC ("LOC") having entered into a Contribution Agreement with Scannell Properties #14 LLC, an Indiana limited liability company ("Scannell #14") and Scannell Properties #16 LLC, an Indiana limited liability company ("Scannell #16," collectively with Scannell #14, the "Scannell Entities" or individually a "Scannell Entity") on the date hereof, pursuant to which at the direction of the Partnership, LOC acquired fee title to certain real property commonly known as 191 and 200 Arrowhead Drive in Hebron Business Center in Hebron, Ohio and the building improvements thereon (the "Property") from the Scannell Entities, subject to Seller's Indebtedness (as defined in the Agreement for Purchase and Sale, dated September 20, 2001, between Scannell Entities and Lexington Corporate Properties Trust in respect of the Property (the "Purchase Agreement")), the General Partner pursuant to Section 4.2A and Section 14.1.B(2) of the Partnership Agreement (defined below) has authorized the issuance of Partnership Units to the Scannell Entities. The Scannell Entities shall receive the number of Partnership Units specified in the Schedule. For purposes of applying the terms and conditions of the Partnership Agreement, the Scannell Entities shall be Partners of the Partnership with the rights and obligations of Additional Limited Partners.

               For purposes of Section 5.1 of the Partnership Agreement, the Scannell Entities shall be entitled to receive cash distributions with respect to each Partnership Unit equal to the cash dividend payable with respect to each share of Lexington Corporate Properties Trust ("LXP") common stock, determined at the time of each quarterly distribution beginning with the distribution payable to shareholders of record from and after the date hereof.

               For purposes of Sections 6.1A and 6.1B of the Partnership Agreement, allocations of Net Income and Net Loss by the Partnership generally shall be made after giving effect to all allocations of taxable income to the Scannell Entities. Pursuant to the General Partner's authority in Section 14.1.B(2), Partnership taxable income shall be specially allocated to the Scannell Entities in an amount equal to, but not in excess of, all cash distributions to the Scannell Entities; provided, however, that the Scannell Entities shall be allocated taxable income as otherwise required in Exhibit B and C of the Partnership Agreement; provided further, that with respect to Exhibit C2.A.(1)(a) of the Partnership Agreement that in the case of the Property, such items attributable thereto shall be allocated among the Partners using the "traditional method" under Treasury Regulation Section 1.704-3(b)(1).

               For purposes of Section 8.4 of the Partnership Agreement, on the first anniversary of the Closing Date (as such term is defined in the Purchase Agreement) and on each December 1, March 1, June 1 and September 1 thereafter (each a "Specified Redemption Date"), the Scannell Entities shall have the right (the "Scannell Redemption Right") to require the Partnership to redeem on a Specified Redemption Date the Partnership Units held by the Scannell Entities for the Redemption Amount to be delivered by the Partnership; provided, however, that the Scannell Entities must convert a number of Partnership Units equal to at least the lesser of (i) 1,000 Partnership Units, or (ii) all of the Partnership Units held by such Partner. The Scannell Redemption Right shall be exercised pursuant to a Notice of Redemption (substantially in the form of Exhibits D-1 through D-3 modified to reflect the Scannell Entities giving notice) delivered to the General Partner and LXP on a Specified

Redemption Date by the Scannell Entity who is exercising the redemption right (the "Scannell Redeeming Partner"). The Scannell Redeeming Partner shall have no right, with respect to any Partnership Units so redeemed, to receive any distributions paid after the Specified Redemption Date. The Partnership covenants to cause the registration of any LXP Common Stock issued in connection with a redemption in such a manner as is required so that the shares of LXP Common Stock issued in connection with such redemption are freely transferable. The Assignee of the Scannell Entities may exercise the redemption rights of the Scannell Entities, and the Scannell Entities shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Assignee. In connection with any exercise of such rights by such Assignee on behalf of the Scannell Entities, such Redemption Amount shall be delivered by the Partnership directly to such Assignee and not to the Scannell Entities.

               The Partnership Units held by the Scannell Entities shall be subject to redemption by the Partnership if otherwise required by the terms of the Partnership Agreement.

               The Partnership hereby covenants not to dispose of its interest in the Property or repay any of the Seller's Indebtedness with respect to the Property (other than normal periodic payments of principal and other than a refinancing that does not result in a reduction of the Seller's Indebtedness) during the Tax Protection Period without the prior consent of the holders of fifty one (51%) percent of the Partnership Units held by the Scannell Entities, except that the foregoing covenant shall not apply and no such consent shall be required in the event of (a) a foreclosure of the Property and any subsequent sale thereof by any lender or such lender's designee or assignee; (b) sale of the Property by the Partnership after the disaffirmance or rejection of either of (i) the Net Lease Agreement dated October 2, 1998, as amended by First Amendment to Lease Agreement dated as of July 12, 1999, as amended by Second Amendment to Lease Agreement dated as of March 2, 2001, as amended by Third Amendment to Lease Agreement, dated as of October 16, 2001, between Scannell Properties #16, LLC and Owens Corning in respect of the Property or (ii) the Net Lease Agreement dated August 25, 1999, as amended by First Amendment to Net Lease Agreement dated as of March 2, 2001 as amended by Second Amendment to Lease Agreement, dated as of October 16, 2001, between Scannell Properties #14, LLC and Owens Corning in respect of the Property; (c) a sale of the Property by the Partnership if the Partnership determines that such disposition is necessary to ensure its continued qualification as a real estate investment trust, or (d) an exchange of the Property meeting the requirements of Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code") (Items a, b, c, and d above are hereinafter referred to as the "Exempted Transactions"). In any event in which the Partnership determines to dispose of the Property, the Partnership agrees to use its best efforts to structure such a disposition as an exchange that meets the requirements of Section 1031 of the Code.

               LXP agrees to enter into a Guaranty Agreement with the Partnership on the date the Scannell Entities are admitted to the Partnership, on terms reasonably satisfactory to LXP and the Partnership, pursuant to which LXP shall guaranty the obligations of the Partnership to pay the Redemption Amount on the Specified Redemption Date. The Scannell Redeeming Partner, LXP, the Partnership and the General Partner shall treat the transaction between LXP and the Scannell Redeeming Partner as a sale of the Scannell Redeeming Partner's Partnership Units to LXP or the General Partner, as the case may be, for federal income tax purposes. The

Scannell Redeeming Partner agrees to execute such documents as the Partnership may reasonably require in connection with the issuance of REIT shares upon exercise of the Scannell Redemption Right.

               "Non-Recourse Built-in Gain" shall mean gain recognized by the Scannell Entities under Section 731(a)(1) of the Code as a result of a deemed distribution under Section 752(b) of the Code.

               "Nonrecourse Debt" means the type of indebtedness which is described in Treasury Regulation Section 1.752-1(a)(2), provided that if under this Supplement such indebtedness of the Partnership is to be guaranteed by the Scannell Entities, then "Nonrecourse Debt" means the type of indebtedness which would be described in Treasury Regulation Section 1.752-1(a)(2) but for any such guarantee(s).

               "Qualified Debt" means Nonrecourse Debt which also constitutes "qualified nonrecourse financing" within the meaning of Section 465(b)(6) of the Code.

               "Required Debt Amount" means from time to time, as to the Scannell Entities, the amount of indebtedness of the Partnership which needs to be allocated to the Scannell Entities pursuant to Treasury Regulation Section
1.752 such that the Scannell Entities will not recognize any Non-Recourse Built-in Gain. The Required Debt Amount for the Scannell Entities as of the date of this Supplement is set forth on Exhibit A attached hereto. Such amount (including any modification thereof pursuant to the immediately following sentence) shall automatically change from time to time as a result of the operations, allocations of taxable income and loss, and distributions made by the Partnership. It is understood that the Required Debt Amount set forth on Exhibit A is believed by the Scannell Entities to be the requisite amount as of the date hereof but until tax returns are completed for the Scannell Entities such amounts are not final, and after the date hereof, until April 25, 2002, the Scannell Entities may provide to the Partnership a different, then current Required Debt Amount to reflect any such final determination, and thirty (30) days after receipt thereof by the Partnership, Exhibit A shall be deemed amended to reflect such other amount; provided that in no event shall such amount be five percent (5%) more or less than the Required Debt Amount set forth on Exhibit A.

               "Tax Protection Period" shall mean the earlier of (i) the span of time commencing on the date hereof and ending on the second (2nd) anniversary thereof, or (ii) the date on which all of the Partnership Units issued to the Scannell Entities have been redeemed, sold or otherwise disposed of in other than a non-taxable disposition.

               In the event the Partnership (or any entity which obtained the Property directly or indirectly from the Partnership in a fully or partially non-taxable transaction) intends to repay or refinance any indebtedness of the Partnership or any such other entity secured by the Property (or allocated to the Property as contemplated below) or which indebtedness has been guaranteed (in part) by the Scannell Entities (other than normal periodic payments of principal or a refinancing which does not result in a reduction of such indebtedness), the Partnership shall notify the Scannell Entities prior to engaging in any such repayment or refinancing, which notice shall include the Partnership's good faith estimate of the amount of the reduction in the Partnership's liabilities that will be allocated to the Scannell Entities for inclusion in its tax basis pursuant to Section 752 of the Code as a result of such repayment or refinancing. The Partnership shall include in its notice how it intends to provide for compliance with this Section. Any such notice shall be given as soon as reasonably possible before a proposed repayment or refinancing but in any event at least fifteen (15) days prior to any such repayment or refinancing.

               To the extent the amounts allocated or to be allocated pursuant to Treasury Regulation 1.752-3(a) are not sufficient to result in the Scannell Entities receiving an allocation of Qualified Debt at least equal to the Required Debt Amount, the Partnership shall be obliged to provide the Scannell Entities with the opportunity to make a so-called "bottom-up" guarantee of either (m) new secured Qualified Debt of the Partnership fulfilling the requirements set forth immediately below, (n) new unsecured, unsubordinated Qualified Debt of the Partnership or (o) if no debt of the Partnership under clauses (m) or (n) is either then being incurred or such debt does not meet the other requirements of this paragraph applicable to any such debt, existing secured or unsecured Qualified Debt of the Partnership, but only if the Scannell Entities are provided sufficient evidence of the validity under applicable law of a guarantee thereof made pursuant to this Supplement. In all events under this paragraph, the general partner(s) of the Partnership shall be exculpated under the applicable loan documents and no other partner of the Partnership, or any affiliate of any partner (general or limited), shall be liable for any portion of any indebtedness described in this paragraph to be guaranteed by the Scannell Entities. Any such debt of the Partnership so guaranteed by the Scannell Entities for which the Scannell Entities are allocated a share of the Partnership's indebtedness under Treasury Regulation Section 1.752-2 is herein referred to as "Guaranteed Debt".

               The requirements for Qualified Debt under subclause (m) of the preceding paragraph above shall be that the principal amount of such Qualified Debt at the time of the making of any proposed guarantee does not exceed a seventy percent (70%) loan to fair market value ratio and has a commercially reasonable debt service coverage ratio, and the portion of such Qualified Debt to be guaranteed by the Scannell Entities pursuant hereto does not exceed the lesser of (1) the bottom sixty percent (60%) of the stated principal amount of the Qualified Debt or (2) the bottom thirty-five percent (35%) of the fair market value of the encumbered property, the bottom portion being the amount such that if the encumbered property were foreclosed upon, the Scannell Entities would not be required to pay or perform under such guarantee unless the proceeds from the foreclosure sale were less than sixty percent (60%) (or such lesser percentage of the stated principal in the event a lower limit is set in the preceding paragraph) of the stated principal amount of the Qualified Debt. If any Guaranteed Debt is unsecured debt of the Partnership, the portion to be guaranteed shall be the bottom twenty-five percent (25%) of the stated principal amount of such unsecured debt.

               If and to the extent a Scannell Entity redeems, sells or otherwise disposes of all or any Partnership Units (but not including herein a conversion or redemption into other Partnership Units), then the provisions of this Supplement related to the allocation of indebtedness to the Scannell Entities as to any such Partnership Units so redeemed, sold or otherwise disposed of, shall end at the time of such redemption, sale or other disposition.

               This document may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

               IN WITNESS WHEREOF, the parties hereto have executed this Scannell Limited Partner Supplement on or as of December 6, 2001.

                             SCANNELL PROPERTIES #14, LLC

                             By:  /s/ Douglas L. Snyder
                                  ---------------------
                                  Name:  Douglas L. Synder
                                  Title:  Manager

                             SCANNELL PROPERTIES #16, LLC

                             By:  /s/ Douglas L. Snyder
                                  ---------------------
                                  Name:  Douglas L. Synder
                                  Title:  Manager

                             LEPERCQ CORPORATE INCOME FUND II L.P.
                             By:  Lex GP-1, Inc., General Partner

                             By:  /s/ Richard J. Rouse
                                  --------------------
                                  Name:  Richard J. Rouse
                                  Title:  Vice President

Scannell Entities                          Required Debt Amount
------------------                         --------------------
Scannell Properties #14 LLC                $1,382,641.59
Scannell Properties #16 LLC                $2,807,181.41


                              PARTNERS' CONTRIBUTIONS AND PARTNERSHIP INTERESTS

                                           Capital        Partnership      Percentage         Redemption
Name of Partner                          Contribution        Units          Interest        Exemption Date
---------------------------------------------------------------------------------------------------------------
Scannell Limited Partners                                                   0.02727%           1-Dec-02
-------------------------
Scannell Properties #14 LLC                 $6,305            443

Scannell Properties #16 LLC               $12,801.07          898

                                     ANNEX I


                           CERTIFICATE OF DESIGNATION

                                       OF

                               SERIES C PREFERRED

                           OPERATING PARTNERSHIP UNITS

                        OR LIMITED PARTNERSHIP INTERESTS

                                       OF

                      LEPERCQ CORPORATE INCOME FUND II L.P.

                   -------------------------------------------

                            Series C Preferred Units
                            ------------------------


        A series of 504,619 operating units of Preferred Limited Partnership Interests of LERPERCQ CORPORATE INCOME FUND II L.P., a Delaware limited partnership (the "Partnership"), shall be created and be designated "Series C Preferred Units" having the rights and preferences set forth herein.

        WHEREAS, Lexington Corporate Properties Trust, a Maryland statutory real estate investment trust ("LXP"), is the sole beneficial owner of Lex GP-1 Trust, a Delaware statutory trust and the sole general partner of the Partnership (the "General Partner");

        WHEREAS, pursuant to that certain Underwriting Agreement, dated as of December 2, 2004, by and among Bear, Stearns & Co. Inc. (the "Underwriter "), on the one hand, and LXP, the Partnership, Lepercq Corporate Income Fund L.P. and Net 3 Acquisition L.P., on the other, and as of the date hereof, LXP has (i) completed the offer and sale (the "Offering") to the Underwriter of 2,700,000 preferred shares of beneficial interest, classified as 6.50% Series C Cumulative Convertible Preferred Stock, par value $0.0001 per share, of LXP ("Preferred Shares"), and (ii) granted the Underwriter a 30-day option to purchase an additional 400,000 Preferred Shares, both pursuant to a prospectus supplement dated December 3, 2004 and the accompanying base prospectus dated October 22, 2003;

        WHEREAS, the Preferred Shares carry a cumulative preferred dividend, liquidation preference and conversion right further described in the Articles Supplementary of LXP, dated as of December 8, 2004 (the "Articles Supplementary");

        WHEREAS, pursuant to Section 4.2 of the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of August 27, 1998, as amended (the "Partnership Agreement"), LXP has contributed a portion of the net proceeds of the Offering to the Partnership in exchange for Series C Preferred Units; and

        WHEREAS, as required by the Partnership Agreement, the Series C Preferred Units have designations, preferences and other rights such that the economic interests are substantially similar to the designations, preferences and other rights of the Preferred Shares;

        FIRST: Pursuant to the authority expressly vested in the General Partner of the Partnership by Section 4.2 of the Partnership Agreement, and in
accordance with Section 17-302 of the Delaware Revised Uniform Limited Partnership Act, the General Partner has adopted resolutions designating the Series C Preferred Units and setting forth the terms of the Series C Preferred Units, including preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, or terms or conditions of redemption and the price.

        SECOND: The terms of the Series C Preferred Units as set by the General Partner, including preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, or terms or conditions of redemption, are as follows:

        Section 1.     Number of Units and Designation.

        The Series C Preferred Units shall be a series of preferred Partnership Units designated as "Series C Preferred Units", and the number of units constituting such series shall be 504,619.

        Section 2.     Definitions.

        "Articles Supplementary" shall have the meaning set forth in the Recitals hereto.

        "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

        "Cash Settlement Average Period" shall have the meaning set forth in the Articles Supplementary.

        "Closing Sale Price" shall have the meaning set forth in the Articles Supplementary.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Common Partnership Unit" shall mean a Partnership Unit that receives no preferential treatment.

        "Common Stock" shall mean the common shares of beneficial interest, par value $0.0001 per share, of LXP.

        "Company Conversion Option" shall have the meaning set forth in the Articles Supplementary.

        "Company Conversion Option Date" shall have the meaning set forth in the Articles Supplementary.

        "Conversion Amount" shall equal (x) the fraction with (i) a numerator consisting of the number of Series C Preferred Units outstanding prior to the applicable conversion or repurchase, and (ii) a denominator consisting of the number of Preferred Shares outstanding prior to such conversion or repurchase, multiplied by (y) the number of Preferred Shares to be converted or repurchased.

        "Conversion Date" shall have the meaning set forth in the Articles Supplementary.

        "Conversion Notice" shall have the meaning set forth in the Articles Supplementary.

        "Conversion Price" shall mean, as of any day, a per Partnership Unit amount equal to the quotient of the liquidation preference amount of a share of Series C Preferred Units on that day divided by the Conversion Rate (as adjusted pursuant to the Articles Supplementary) on such day.

        "Conversion Rate" shall have the meaning set forth in the Articles Supplementary.

        "Conversion Right" shall have the meaning set forth in the Articles Supplementary.

        "Conversion Value" shall mean an amount equal to the product of the applicable Conversion Rate (as adjusted pursuant to the Articles Supplementary) multiplied by the arithmetic average of the Closing Sale Prices of the Common Stock during the Cash Settlement Average Period.

        "Converted Series C Preferred Units" shall have the meaning set forth in
Section 5(a)(1).

        "Distribution   Payment   Date"  shall  mean,   with   respect  to  each
Distribution Period, the fifteenth day of February, May, August and November of each year, commencing on February 15, 2005.

        "Distribution Period" shall mean the respective periods commencing on and including January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Distribution Period (other than the initial Distribution Period, which shall commence on the Original Issue Date and end on and include December 31, 2004).

        "Distribution Record Date" shall mean the date designated by the Board of Trustees of the LXP as the Dividend Record Date (as defined in the Articles Supplementary) with respect to the Preferred Shares.

        "Event" shall have the meaning set forth in Section 9(b) hereof.

        "General Partner" shall have the meaning set forth in the Recitals hereto.

        "LXP" shall have the meaning set forth in the Recitals hereto.

        "Offering" shall have the meaning set forth in the Recitals hereto.

        "Original Issue Date" shall mean December 8, 2004.

        "Partnership" shall have the meaning set forth in the preamble hereto.

        "Partnership Agreement" shall have the meaning set forth in the Recitals hereto.

        "Partnership Unit" shall have the meaning set forth in Article FIRST of the Partnership Agreement.

        "Preferred Shares" shall have the meaning set forth in Recitals hereof.

        "Public Acquirer Common Stock" shall have the meaning set forth in the Articles Supplementary.

        "Repurchase Date" shall have the meaning set forth in Section 6(a) hereof.

        "Repurchase Price" shall have the meaning set forth in Section 6(a) hereof.

        "Repurchase Right" shall have the meaning set forth in Section 6(a) hereof.

        "Repurchased Series C Preferred Units" shall have the meaning set forth in Section 6(a) hereof.

        "Series C Preferred Units" shall have the meaning set forth in preamble hereof.

        "Series B Preferred Units" shall mean the Series B Preferred Units of the Partnership.

        "Trading Day" shall have the meaning set forth in the Articles Supplementary.

        "Underwriter"  shall have the meaning set forth in the Recitals  hereto.

        Section 3.     Distributions.

                (a) Subject to the preferential rights of the holders of any class or series of Partnership Units ranking senior to the Series C Preferred Units as to distributions, the holders of the Series C Preferred Units shall be entitled to receive, when, as and if declared by the General Partner, out of funds legally available for the payment of distributions, cumulative cash distributions at the rate of 6.50% per annum of the $50.00 liquidation preference per Series C Preferred Unit (equivalent to the annual rate of $3.25 per Series C Preferred Unit). Such distributions shall accrue and be cumulative from and including the Original Issue Date and shall be payable quarterly in arrears on each Distribution Payment Date, commencing February 15, 2005 in respect of the quarterly distribution periods ending on December 31, March 31, June 30, and September 30, respectively; provided, however, that if any Distribution Payment Date is not a Business Day, then the distribution which would otherwise have been payable on such Distribution Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Distribution Payment Date, and no interest or additional distributions or other sums shall accrue on the amount so payable from such Distribution Payment Date to such next succeeding Business Day. The distribution payable on the Series C Preferred Units on February 15, 2005 shall be a pro rata distribution from the Original Issue Date to December 31, 2004 in the amount of $0.2167 per Series C Preferred Unit. The amount of any distribution payable on the Series C Preferred Units for each full Distribution Period shall be computed by dividing the annual distribution by four (4). The amount of any distribution payable on the Series C Preferred Units for any partial Distribution Period other than the initial Distribution Period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions will be payable to holders of record as they appear in the Partnership's records at the close of business on the applicable Distribution Record Date.

                (b) No distributions on the Series C Preferred Units shall be declared by the General Partner or paid or set apart for payment by the Partnership at such time as the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, or payment or setting apart for payment shall be restricted or prohibited by law.

                (c) Notwithstanding anything contained herein to the contrary, distributions on the Series C Preferred Units shall accrue whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions, and whether or not such distributions are declared.

                (d) Except as provided in Section 3(e) below, unless full cumulative distributions on the Series C Preferred Units for all past distribution periods and the then current distribution period shall have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof in cash is set apart for such payment, (i) no distributions, other than distributions in Partnership Units ranking junior to the Series C Preferred Units as to distributions and upon liquidation, shall be declared or paid or set apart for payment and no other distributions or distribution of cash or other property may be declared or made, directly or indirectly, on or with respect to any other class or series of Partnership Units ranking, as to distributions, on a parity with or junior to the Series C Preferred Units (other than pro rata distributions on Series B Preferred Units or other preferred Partnership Units ranking on parity as to distributions with the Series C Preferred Units) for any period, nor (ii) shall any other class or series of Partnership Units ranking, as to distributions or upon liquidation, on a parity with or junior to the Series C Preferred Units, including without limitation the Series B Preferred Units, be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Partnership Units) by the Partnership (except by conversion into or exchange for other classes or series of Partnership Units ranking junior to the Series C Preferred Units as to distributions and upon liquidation).

                (e) When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series C Preferred Units and the Partnership Units ranking, as to distributions, on a parity with the Series C Preferred Units, including, without limitation the Series B Preferred Units, all distributions declared upon the Series C Preferred Units and each such other class or series of Partnership Units ranking, as to distributions, on a parity with the Series C Preferred Units including, without limitation the Series B Preferred Units, shall be declared pro rata so that the amount of distributions declared per Series C Preferred Unit and such other class or series of Partnership Units shall in all cases bear to each other the same ratio that accrued distributions per Series C Preferred Unit and such other class or series of Partnership Units (which shall not include any accrual in respect of unpaid distributions on such other class or series of Partnership Units for prior distribution periods if such other class or series of Partnership Units does not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series C Preferred Units which may be in arrears.

            (f) Holders of Series C Preferred Units shall not be entitled to any distribution, whether payable in cash, property or Partnership Units, in excess of full cumulative distributions on the Series C Preferred Units as provided herein. Any distribution payment made on the Series C Preferred Units shall first be credited against the earliest accrued but unpaid distributions due with respect to such units which remains payable. Accrued but unpaid distributions on the Series C Preferred Units will accumulate as of the Distribution Payment Date on which they first become payable.

        Section 4.     Liquidation Preference.

        Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Partnership, before any distribution or payment shall be made to holders of any other class or series of Partnership Units of the Partnership ranking, as to liquidation rights, junior to the Series C Preferred Units, the holders of Series C Preferred Units shall be entitled to be paid out of the assets of the Partnership legally available for distribution to its partners a liquidation preference of $50.00 per unit, plus an amount equal to any accrued and unpaid distributions to the date of payment (whether or not declared). In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up, the available assets of the Partnership are insufficient to pay the amount of the liquidating distributions on all outstanding Series C Preferred Units and the corresponding amounts payable on all other classes or series of Partnership Units of the Partnership ranking, as to liquidation rights, on a parity with the Series C Preferred Units, including, without limitation, the Series B Preferred Units, in the distribution of assets, then the holders of the Series C Preferred Units and each such other class or series of Partnership Units ranking, as to liquidation rights, on a parity with the Series C Preferred Units, including, without limitation, shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Written notice of any such liquidation, dissolution or winding up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than thirty (30) nor more than sixty (60) days prior to the payment date stated therein, to each record holder of Series C Preferred Units at the respective addresses of such holders as the same shall appear on Schedule I hereto. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series C Preferred Units will have no right or claim to any of the remaining assets of the Partnership. The consolidation or merger of the Partnership with or into any other partnership, corporation or entity, or the sale, lease, transfer or conveyance of all or substantially all of the property or business of the Partnership, shall not be deemed to constitute a liquidation, dissolution or winding-up of the affairs of the Partnership.

        Section 5.     Conversion.

                (a) General.

                    (1) Subject to the provisions of Section 5(b) below, on the date any Preferred Shares are converted, an amount of Series C Preferred Units equal to the Conversion

Amount (the "Converted Series C Preferred Units") shall automatically convert into a number of Common Partnership Units equal to the number of shares of Common Stock issued by LXP (or shares of Public Acquirer Common Stock, if applicable) with respect to the Preferred Shares related to the Converted Series C Preferred Units.

                    (2) In connection with the conversion of any Series C Preferred Units, no fractional Common Partnership Units will be issued, but the Partnership shall pay a cash adjustment in respect of any fractional interest in an amount equal to the fractional interest multiplied by the Closing Sale Price on the Trading Day immediately prior to the corresponding Conversion Date or the Company Conversion Option Date, as applicable. If more than one Series C Preferred Unit will be surrendered for conversion by the same holder at the same time, the number of full Common Partnership Units will be computed on the basis of the total number of Series C Preferred Units so surrendered.

                    (3) A holder of Series C Preferred Units is not entitled to any rights of a holder of Common Partnership Units until the Series C Preferred Units held are converted into Common Partnership Units, and only to the extent the Series C Preferred Units are deemed to have been converted to Common Partnership Units in accordance with this Section 5.

                    (4) Each conversion of Series C Preferred Units shall be deemed to have been made on the corresponding Conversion Date or Company Conversion Option Date, as applicable, so that the rights of the holder thereof as to the Series C Preferred Units being converted as a result, will cease except for the right to receive the Conversion Value per each converted Series C Preferred Unit, and, if applicable, the person entitled to receive Common Partnership Units will be treated for all purposes as having become the record holder of those Common Partnership Units at that time.

                (b) Settlement Upon Conversion. The Partnership shall deliver the Conversion Value per each converted Series C Preferred Unit, in (i) Common Partnership Units, cash or a combination of cash and Common Partnership Units, in accordance with LXP's election with respect to the Preferred Shares being converted.

                (c) Payment of Distributions.

                    (1) Conversion Right.

                    (i) If a Series C Preferred Unit is converted as a result of a Conversion Right, upon conversion, that Series C Preferred Unit shall cease to cumulate distributions as of the end of the day immediately preceding the Conversion Date and the holder will not receive any cash payment representing accrued and unpaid distributions of the Series C Preferred Unit, except in those limited circumstances discussed in this Section 5(c). Except as provided herein, the Partnership shall make no payment for accrued and unpaid distributions, whether or not in arrears, on a Series C Preferred Unit converted pursuant to a Conversion Right, or for distributions on Common Partnership Units issued upon such conversion.

                    (ii) If the related Conversion Notice is received by LXP before the close of business on a Distribution Record Date, the holder shall not be entitled to receive any portion of the distribution payable on such converted Series C Preferred Units on the corresponding Distribution Payment Date.

                    (iii) If the related Conversion Notice is received by LXP after the Distribution Record Date but prior to the corresponding Distribution Payment Date, the holder on the Distribution Record Date shall receive on that Distribution Payment Date accrued distributions on those Series C Preferred Units, notwithstanding the conversion of those Series C Preferred Units prior to that Distribution Payment Date, because the holder shall have been the holder of record on the corresponding Distribution Record Date. However, upon conversion, the holder shall pay an amount equal to the distribution that has accrued and that will be paid on the related Distribution Payment Date.

                    (iv) A holder of Series C Preferred Units on a Distribution Record Date whose Series C Preferred Units are converted into Common Partnership Units on or after the corresponding Distribution Payment Date shall be entitled to receive the distribution payable on such Series C Preferred Units on such Distribution Payment Date, and such holder need not include payment of the amount of such distribution upon conversion.

                    (v) If the related Conversion Notice is received by LXP on or before the close of business on a Distribution Record Date or following such Distribution Record Date but before the Distribution Payment Date therefore, and the settlement date for any Common Partnership Units to be issued upon such conversion is after the close of business on the record date for the payment of distributions for the corresponding period on such Common Partnership Units, such holder shall be entitled to receive such Common Partnership Unit distributions upon the next payment date of distributions on the Common Partnership Units as if it were the holder of such Common Partnership Units on such record date.

                (2) Company Conversion Option.

                    (i) In the event a conversion occurs as a result of a Company Conversion Option, whether the Company Conversion Option Date is prior to, on or after the Distribution Record Date for the current period, all unpaid distributions which are in arrears as of the Company Conversion Option Date shall be payable to the holder of the converted Series C Preferred Units.

                    (ii) In the event the Company Conversion Option occurs and the Company Conversion Option Date is a date that is prior to the close of business on any Distribution Record Date, the holder shall not be entitled to receive any portion of the distribution payable for such period on such converted Series C Preferred Units on the corresponding Distribution Payment Date.

                    (iii) In the event the Company Conversion Option occurs and the Company Conversion Option Date is a date that is on, or after the close of business on, any Distribution Record Date and prior to the close of business on the corresponding Distribution Payment Date, all distributions, including accrued and unpaid distributions, whether or not in arrears, with respect to the Series C Preferred Units called for conversion on such date, shall be payable on such Distribution Payment Date to the record holder of such Series C Preferred Units on such record date.

                (d) Maturity; Sinking Fund. The Series C Preferred Units shall have no stated maturity and shall not be subject to any sinking fund or mandatory redemption.

                (e) Effect of Conversion. All Series C Preferred Units converted pursuant to this Section 5, repurchased pursuant to Section 6, or otherwise converted or repurchased shall be authorized but unissued Series C Preferred Units until reclassified into another class or series of Common Partnership Units.


        Section 6.     Purchase of Series C Preferred Units Upon a Fundamental
                       Change.
                       -------------------------------------------------------

                (a) In the event a holder of Preferred Shares requires LXP to repurchase (the "Repurchase Right") for cash all or any part of such holder's Preferred Shares, the Partnership shall repurchase, on the date LXP repurchases such Preferred Shares (the "Repurchase Date"), an amount of Series C Preferred Units equal to the Conversion Amount (the "Repurchased Series C Preferred Units") at a per Series C Preferred Unit repurchase price equal to the per Preferred Share repurchase price paid by LXP with respect to the Preferred Shares related to the Repurchased Series C Preferred Units (the "Repurchase Price").

                (b) If the Partnership holds cash sufficient to pay the Repurchase Price of the Series C Preferred Units on the Trading Day following the Repurchase Date, then:

                    (1) the Series C Preferred Units will cease to be outstanding and distributions (including additional distributions, if any) will cease to accrue; and

                    (2) all other rights of the holder will terminate (other than the right to receive the Repurchase Price upon transfer of the Series C Preferred Units).

        Section 7.     Voting Rights.

                (a) Holders of the Series C Preferred Units shall not have any voting rights, except as provided by applicable law.

                (b) In any matter in which the Series C Preferred Units may vote (as expressly provided herein or as may be required by law), each Series C Preferred Unit shall be entitled to one vote per $25.00 of liquidation preference.

        Section 8.     Redemption.

        Except as otherwise set forth herein, the Series C Preferred Units shall not be redeemable by the Partnership.

        Section 9.     Ranking.

                (a) In respect of rights to the payment of distributions and the distribution of assets in the event of any liquidation, dissolution or winding up of the affairs of the Partnership, the Series C Preferred Units shall rank
(i) senior to any class or series of Partnership Units of the Partnership other than any class or series referred to in clauses (ii) and (iii) of this sentence,
(ii) on a parity with any class or series of Partnership Units of the Partnership the terms of which specifically provide that such class or series of Partnership Units ranks on a parity with the Series C Preferred Units as to the payment of distributions and the distribution of assets in the event of any liquidation, dissolution or winding up of the Partnership, including, without limitation the Series B Preferred Units, and (iii) junior to any class or series of Partnership Units of the Partnership ranking senior to the Series C Preferred Units as to the payment of distributions and the distribution of assets in the event of any liquidation, dissolution or winding up of the Partnership. For avoidance of doubt, any debt of the Partnership which is convertible into or exchangeable for Partnership Units of the Partnership shall not constitute a class or series of Partnership Units of the Partnership.

                (b) Unless (x) no Series C Preferred Units remain outstanding or
(y) the requisite holders of the Preferred Shares have approved similar actions with respect to the Preferred Shares in accordance with the Articles Supplementary (in which event the Partnership may take similar action with respect to the Series C Preferred Units), the Partnership shall not: (i) authorize or create, or increase the authorized or issued amount of, any class or series of Partnership Units ranking senior to the Series C Preferred Units with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up of the affairs of the Partnership or reclassify any authorized shares of Partnership Units into such Partnership Units, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such Partnership Units; or (ii) amend, alter or repeal the provisions of the Partnership Agreement or this Certificate of Designation, whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise (an "Event"), so as to materially and adversely affect any right, preference, or privilege of the Series C Preferred Units or the holders thereof; provided however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series C Preferred Units remains outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of an Event, the Partnership may not be the surviving entity, the occurrence of such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges of holders of Series C Preferred Units. The provisions of this
Section 9(b) shall not, however, prohibit the Partnership from taking the following actions: (A) any increase, decrease or issuance from time to time of any class or series of Partnership Units (including the Series C Preferred Units), or (B) the creation or issuance from time to time of any additional classes or series of Partnership Units, in each case referred to in clause (A) or (B) above ranking on a parity with or junior to the Series C Preferred Units with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Partnership.

                (c) Notwithstanding anything to the contrary in this Section 9, nothing herein shall prevent the Partnership from taking such action as may be necessary or advisable in its sole discretion so as to avoid being treated as an association taxable as a corporation for federal tax purposes or so as to avoid adversely affecting (for as long as LXP deems necessary) LXP's ability to qualify as a REIT for federal tax purposes.

        Section 10.    Exclusion of Other Rights.

        The Series C Preferred Units shall not have any preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, or terms or conditions of redemption other than expressly set forth in the Partnership Agreement and this Certificate of Designation.

        Section 11.    Headings of Subdivisions.

        The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

        Section 12.    Severability of Provisions.

        If any preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, or terms or conditions of conversion of the Series C Preferred Units set forth in the Partnership Agreement and this Certificate of Designation are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of conversion of Series C Preferred Units set forth in the Partnership Agreement which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to distributions or other qualifications or terms or conditions of conversion of the Series C Preferred Units herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

        Section 13.    No Preemptive Rights.

        No holder of Series C Preferred Units shall be entitled to any preemptive rights to subscribe for or acquire any Partnership Units of the Partnership (whether now or hereafter authorized) or instruments of the Partnership convertible into or carrying a right to subscribe to or acquire Partnership Units of the Partnership.



        LEPERCQ CORPORATE INCOME FUND II L.P.

                                  By: Lex GP-1 Trust, its General Partner



                                      By:  /s/ T. Wilson Eglin
                                           ------------------------------
                                           T. Wilson Eglin
                                           President